Exhibit 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 333-92058) of our report dated April 24, 2000 relating to the statements of operations, stockholders' equity and cash flows of Aphton Corporation for the year ended January 31, 2000, which appears in Aphton Corporation's Transitional Report on Form 10-K for the eleven months ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                  /s/ PricewaterhouseCoopers LLP

Honolulu, Hawaii
July 11, 2002